EXHIBIT 3.1B

                             State of Delaware

                     OFFICE OF THE SECRETARY OF STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF INCORPORATION OF "KNUTEK INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF SEPTEMBER, A.D. 2001, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                              /S/ Harriet Smith Windsor
                              ----------------------------------------
                              Harriet Smith Windsor, Secretary of State

3432331  8100                 AUTHENTICATION:   1327059

010436538                     DATE:  09-04-01


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                                        State of Delaware
                                        Secretary of State
                                       Division of Corporations
                                     Filed 02:00 PM 09/04/2001
                                         010436538 - 3432331

                       CERTIFICATE OF INCORPORATION

                                    OF

                        KNUTEK INTERNATIONAL, INC.

                                 * * * * *

  1. The name of the corporation is kNutek International, Inc.

  2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  3. The nature of the business or purposes to be conducted or promoted is:

  To engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

  4. This corporation is authorized to issue one class of shares of stock to be designated "Common Stock". The total number of shares that the corporation is authorized to issue is one billion (1,000,000,000) shares with a par value of one-tenth of one cent ($0.001) per share.

  5. The name and mailing address of the incorporator is as follows:

  NAME                        MAILING ADDRESS

  Jean L. Batman              Duane, Morris & Heckscher LLP
                              100 Spear Street, 15th Floor
                              San Francisco, California  94105

  The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

     Jim Knut Larsson         kNutek Holdings, Inc.
                              2713 San Pablo Avenue
                              Berkeley, CA  94702

  6. The corporation is to have perpetual existence.

  7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  8. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

  THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 31st day of August, 2001.


                                    /s/  Jean L. Batman
                                    ----------------------------
                                    Jean L. Batman
                                     Duane, Morris & Heckscher LLP
                                     100 Spear Street, 15th Floor
                                     San Francisco, California  94105